UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2011

Skyworks Solutions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5560	04-2302115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Sylvan Road, Woburn, MA		01801
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 376-3000

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) APPROVAL OF FISCAL YEAR 2012 EXECUTIVE INCENTIVE PLAN

On November 10, 2011, the Compensation Committee of the Board of Directors of Skyworks Solutions, Inc. (the “Company”) approved the Fiscal Year 2012 Executive Incentive Plan (the “Incentive Plan”). The Incentive Plan establishes cash incentive awards that may be earned by senior management approved for participation in the Incentive Plan, including the Named Executive Officers of the Company, based on the Company’s achievement of certain corporate performance metrics on a semi-annual basis. The Incentive Plan also establishes minimum performance metrics that must be achieved before any incentives are awarded under the Incentive Plan. The Incentive Plan’s semi-annual corporate goals, which are approved in advance by the Compensation Committee of the Board of Directors of the Company, involve achievement of certain revenue, gross margin, operating margin and product development metrics during the first and second half of the Company’s 2012 fiscal year.

Under the Incentive Plan, the Company’s Chief Executive Officer is eligible to earn cash incentive awards equaling, in the aggregate, one-hundred and twenty-five percent (125%) of his base salary for the Company’s 2012 fiscal year if the Company achieves its target performance metrics in both the first and second half of the Company’s 2012 fiscal year, with the opportunity to earn up to a maximum of two (2) times his target award to the extent the Company exceeds its target performance metrics in both the first and second half of the Company’s 2012 fiscal year. The Company’s Chief Financial Officer and Executive Vice Presidents (each a Named Executive Officer of the Company within the meaning of the rules of the U.S. Securities and Exchange Commission) are eligible to earn cash incentive awards equaling, in the aggregate, seventy-five percent (75%) of their respective base salaries for the fiscal year if the Company achieves its target performance metrics in both the first and second half of the Company’s 2012 fiscal year, with the opportunity to earn up to a maximum of two (2) times their target awards to the extent the Company exceeds its target performance metrics in both the first and second half of the Company’s 2012 fiscal year. The Company’s Senior Vice President, Worldwide Operations (also a Named Executive Officer of the Company within the meaning of the rules of the U.S. Securities and Exchange Commission) is eligible to earn a cash incentive award equaling, in the aggregate, seventy percent (70%) of his respective base salary for the fiscal year if the Company achieves its target performance metrics in both the first and second half of the Company’s 2012 fiscal year, with the opportunity to earn up to a maximum of two (2) times his target award to the extent the Company exceeds its target performance metrics in both the first and second half of the Company’s 2012 fiscal year. Upon completion of the first six months of fiscal year 2012, the Compensation Committee will determine the extent to which the Company’s performance goals for the first half of the fiscal year were attained, and whether any awards should be made under the Incentive Plan. Upon completion of the second half of the fiscal year, the Compensation Committee will complete the same process. Twenty percent (20%) of any award made for the first half of the fiscal year will be held back and paid after year-end provided that the minimum performance threshold for the second half of the fiscal year is met. In addition, the Compensation Committee has discretion to issue the Company’s common stock in lieu of cash for all, or a part of, an award that is made under the Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYWORKS SOLUTIONS, INC.

Date: November 17, 2011	/s/ Mark V.B. Tremallo
Mark V.B. Tremallo
Vice President, General Counsel and Secretary